Exhibit 99.1

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-544-8515

investorrelations@primowater.com

Primo Water Reports Full-Year And Fourth Quarter 2023 Results

•	Reports strong year-over-year growth in Revenue, Net Income, Adjusted EBITDA, Margins and Adjusted Free Cash Flow
•	Completes previously announced transaction to sell significant portion of its International businesses for $575 million
•	Successfully executes leadership transition and welcomes new CEO Robbert Rietbroek
•	Issues first quarter and full year 2024 Revenue, Adjusted EBITDA and Free Cash Flow guidance*
•	Declares quarterly dividend of $0.09 per common share, a 13% increase over last year

TAMPA, FL - February 22, 2024 - Primo Water Corporation (NYSE: PRMW; TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America, today announced its results for the full year and fourth quarter ended December 30, 2023.

“I am pleased with our performance, as our associates provided excellent service to our customers and strong financial results for our shareholders. Our full-year 2023 results exceeded the midpoint of our guidance for revenue, adjusted EBITDA and adjusted free cash flow for the combined continuing and discontinued operations,” said Robbert Rietbroek, Chief Executive Officer.

Mr. Rietbroek continued, “Given the strength of our businesses, we expect our first quarter 2024 outlook from continuing operations for revenue to be between $435 million and $445 million and adjusted EBITDA to be between $85 million and $91 million. Full year 2024 outlook from continuing operations for revenue is forecasted to be between $1.84 billion and $1.88 billion and Adjusted EBITDA to be between $402 million and $422 million. Full-year 2024 Adjusted Free Cash Flow from continuing operations is forecasted to be between $170 million and $180 million. These forecasts reflect the successful execution of the previously announced transaction to sell a significant portion of our international businesses. We intend to use the gross proceeds of $575 million from the sale to pursue growth, both organically and through tuck-in M&A, reduce leverage, and return capital to shareholders via share repurchases and dividends. As we move through 2024, we will sell the remainder of the international businesses, further improving our balance sheet and North American focus as we execute our vision and effectively deploy capital."

"As the new CEO of Primo Water, I am excited to lead this premier, North American-focused, pure-play water company. Since joining in January, I have been engaging with our stakeholders and learning more about our company’s assets, resources and practices. We have a strong platform for growth with a unique value proposition with our bulk offerings in the large and growing water market, which gives me confidence in our future,” said Mr. Rietbroek.

*Please refer to the paragraph titled “Non-GAAP Measures” for the definitions of non-GAAP financial measures including “Adjusted EBITDA,”  “Adjusted Free Cash Flow” and certain other non-GAAP financial measures included in this press release.  Primo Water provides guidance for Adjusted EBITDA and Adjusted Free Cash Flow on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including restructuring costs and restructuring-related impairment charges, acquisition/divestiture related costs, gains or losses on the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company's future GAAP financial results. For more information, please see the paragraph titled “Non-GAAP Measures” in this press release.

FISCAL 2023 HIGHLIGHTS - CONTINUING OPERATIONS

•	Revenue from continuing operations increased 5% to $1.8 billion compared to $1.7 billion driven by revenue growth of 8% in Water Direct / Water Exchange and 18% in Water Refill / Water Filtration, offset primarily by the exit from the single-use retail bottled water business in North America and the exit from our Russia business.

•	Gross margin from continuing operations increased 400 bps to 64.2% compared to 60.2%.

•	Reported net income from continuing operations and reported net income per diluted share were $64 million and $0.40, respectively, compared to reported net income from continuing operations and net income per diluted share of $59 million and $0.36, respectively. Adjusted net income from continuing operations and adjusted net income per diluted share were $100 million and $0.62, respectively, compared to $87 million and $0.54, respectively.

•	Adjusted EBITDA from continuing operations increased 11% to $381 million and Adjusted EBITDA margin increased 120 bps to a record 21.5%.

(Unless stated otherwise, all fourth quarter 2023 comparisons are relative to the fourth quarter of 2022 and all fiscal year 2023 comparisons are relative to fiscal year 2022; all information is in U.S. dollars and, unless stated otherwise, is on a continuing operations basis. Non-GAAP reconciliations presented on the exhibits to this press release.

	For the Fiscal Year Ended
(USD $M unless otherwise noted)	December 30, 2023	December 31, 2022	Y/Y Change
Revenue, net	$1,771.8	$1,693.2	5%
Net income from continuing operations	$63.8	$58.7	$5.1
Net income from continuing operations per diluted share	$0.40	$0.36	$0.04
Adjusted net income from continuing operations	$99.8	$86.8	$13.0
Adjusted net income from continuing operations per diluted share	$0.62	$0.54	$0.08
Adjusted EBITDA	$380.7	$343.8	11%
Adjusted EBITDA margin %	21.5%	20.3%	120 bps

OUTLOOK

Primo Water is targeting the following results from continuing operations for the first quarter and full-year 2024:

	Q1 2024 Range		FY 2024 Range
($ in millions)	Low	High	Low	High
Revenue	$435	$445	$1,840	$1,880
Adjusted EBITDA	$85	$91	$402	$422
Cash Taxes			$30	$40
Cash Interest			$30	$50
Cap-Ex			~ 7% of Revenue + $22.5M Strategic Investment
Adj. Free Cash Flow			$170	$180

FOURTH QUARTER 2023 RESULTS CONFERENCE CALL

Primo Water will host a conference call, to be simultaneously webcast, on Thursday, February 22, 2024, at 10:00 a.m. Eastern Time. A question-and-answer session will follow management's presentation. To participate, please call the following numbers:

North America: (888) 664-6392

International: (416) 764-8659

Conference ID: 60390249

This is a live, listen-only dial-in telephone line.

A slide presentation (including certain additional non-GAAP comparative measures for 2023, 2022 and 2021 on a continuing operations basis) and live audio webcast will be available through Primo Water’s website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

FISCAL YEAR PERFORMANCE - CONTINUING OPERATIONS

•	Revenue increased 5% to $1,772 million compared to $1,693 million driven by revenue growth of 8% in Water Direct / Water Exchange and 18% in Water Refill / Water Filtration, due primarily to pricing initiatives and increased demand for products and services from residential and business customers. Revenue growth by channel is tabulated below:

	For the Fiscal Year Ended
(USD $M unless otherwise noted)	December 30, 2023	December 31, 2022	Change	% Change
Revenue, net
Water Direct/Water Exchange	$1,345.3	$1,250.2	$95.1	8%
Water Refill/Water Filtration	226.9	192.0	$34.9	18%
Other Water	51.9	73.8	$(21.9)	(30)%
Water Dispensers	57.5	70.5	$(13.0)	(18)%
Other	90.2	106.7	$(16.5)	(15)%
Revenue, net as reported	$1,771.8	$1,693.2	$78.6	5%
Foreign exchange impact	2.4	–	2.4	n/a
Revenue excluding foreign exchange impact	$1,774.2	$1,693.2	$81.0	5%

•	Gross profit increased 12% to $1,137 million compared to $1,019 million. Gross margin increased 400 bps to 64.2% compared to 60.2%, driven by pricing initiatives, increased demand and operating efficiencies.

•	SG&A expenses increased 10% to $976 million compared to $884 million. The increase was driven by higher selling and operating costs including delivery commissions that supported volume and revenue growth.

•	Reported net income from continuing operations and net income per diluted share were $64 million and $0.40, respectively, compared to reported net income from continuing operations and net income per diluted share of $59 million and $0.36, respectively. Adjusted net income from continuing operations and adjusted net income per diluted share were $100 million and $0.62, respectively, compared to $87 million and $0.54, respectively.

•	Adjusted EBITDA increased 11% to $381 million compared to $344 million, driven primarily by pricing initiatives, customer demand and operating efficiencies. Adjusted EBITDA margin was 21.5% for the year, compared to 20.3%.

•	Net cash provided by operating activities from continuing operations of $289 million, less $147 million of capital expenditures and additions to intangible assets, resulted in $142 million of free cash flow, or $158 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $85 million in the prior year.

FOURTH QUARTER PERFORMANCE - CONTINUING OPERATIONS

	For the Three Months Ended
(in millions of U.S. dollars, except per share amounts, percentages and bps)	December 30, 2023	December 31, 2022	Y/Y Change
Revenue, net	$438.7	$405.1	8%
Net income from continuing operations	$13.3	$34.8	$(21.5)
Net income from continuing operations per diluted share	$0.08	$0.22	$(0.14)
Adjusted net income from continuing operations	$18.6	$20.6	$(2.0)
Adjusted net income from continuing operations per diluted share	$0.12	$0.13	$(0.01)
Adjusted EBITDA	$94.9	$88.6	7%
Adjusted EBITDA margin %	21.6%	21.9%	-30 bps

•	Revenue increased 8% to $439 million compared to $405 million in the prior quarter. The increase was driven by revenue growth of 8% in Water Direct / Water Exchange and 15% in Water Refill / Water Filtration, due primarily to pricing initiatives and increased demand for products and services from residential and business customers. Revenue growth by channel is tabulated below:

	For the Three Months Ended
(USD $M unless otherwise noted)	December 30, 2023	December 31, 2022	Change	% Change
Revenue, net
Water Direct/Water Exchange	$333.8	$309.3	$24.5	8%
Water Refill/Water Filtration	57.3	49.9	$7.4	15%
Other Water	15.1	8.0	$7.1	89%
Water Dispensers	11.6	14.1	$(2.5)	(18)%
Other	20.9	23.8	$(2.9)	(12)%
Revenue, net as reported	$438.7	$405.1	$33.6	8%
Foreign exchange impact	0.1	–	0.1	n/a
Revenue excluding foreign exchange impact	$438.8	$405.1	$33.7	8%

•	Gross profit increased 14% to $284 million compared to $249 million. Gross margin increased 330 bps to 64.7% compared to 61.4%, driven by pricing initiatives, increased demand and operating efficiencies.

•	SG&A expenses increased 13% to $250 million compared to $221 million. The increase was driven by higher selling and operating costs including delivery commissions that supported volume and revenue growth.

•	Reported net income from continuing operations and net income per diluted share were $13 million and $0.08, respectively, compared to reported net income from continuing operations and net income per diluted share of $35 million and $0.22, respectively. Adjusted net income and adjusted net income per diluted share were $19 million and $0.12, respectively, compared to $21 million and $0.13 in the prior year.

•	Adjusted EBITDA increased 7% to $95 million compared to $89 million, driven primarily by pricing initiatives, customer demand and effective expense management. Adjusted EBITDA margin was 21.6% for the quarter, compared to 21.9%.

•	Net cash provided by operating activities from continuing operations of $67 million, less $38 million of capital expenditures and additions to intangible assets, resulted in $29 million of free cash flow, or $37 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $31 million in the prior year.

QUARTERLY DIVIDEND

Primo Water announced that its Board of Directors declared a dividend of US$0.09 per share on common shares, payable in cash on March 25, 2024 to shareowners of record at the close of business on March 8, 2024.

SHARE REPURCHASE PROGRAM

During 2023, Primo Water repurchased approximately 1.4 million common shares for approximately $21 million. Effective upon the closing of the sale of a significant portion of Primo Water’s International business, the share repurchase authorization was increased from $50 million to $75 million. Under the program, the Company’s common shares may be repurchased periodically in open market or privately negotiated transactions.

The actual timing, manner, number, and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of Primo Water’s common shares, general market and economic conditions, applicable law and other requirements, and other business considerations, provided however that the price per common share will not exceed the market price as at the date of acquisition (plus reasonable brokerage fees and commissions) in accordance with applicable securities laws and exchange rules.

ABOUT PRIMO WATER CORPORATION

Primo Water is a leading North America-focused pure-play water solutions provider that operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water‘s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,900 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water‘s razorblade offering or water solutions. Primo Water‘s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water stations. Primo Water also offers water filtration units across North America.

Primo Water‘s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America which ensures strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with U.S. GAAP (Generally Accepted Accounting Principles), Primo Water utilizes certain non-GAAP financial measures. Primo Water utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business. Because Primo Water uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo Water’s underlying business performance and the performance of its management. Additionally, Primo Water supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing Primo Water’s performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo Water’s business, making strategic acquisitions, paying dividends, and strengthening the balance sheet. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of Q1 2024 and full-year 2024 Adjusted EBITDA and 2024 adjusted free cash flow guidance are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include restructuring costs and restructuring-related impairment charges, acquisition/divestiture related costs, gains or losses on the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events.. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Primo Water expects the variability of these factors to have a significant, and potentially unpredictable, impact on the Company’s future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Water’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Water makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Water cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "aim," "anticipate," "believe," "estimate," "intend," "plan," "predict," "project," "seek," "potential," "opportunities," and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding future financial and operating trends and results (including Primo Water’s outlook on Q1 and full-year 2024 revenue, Adjusted EBITDA and Adjusted Free Cash Flow), and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: financial condition and results of operations; Primo Water’s ability to compete successfully in the markets in which it operates; fluctuations in commodity prices and Primo Water’s ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo Water’s ability to maintain favorable arrangements and relationships with its suppliers; Primo Water’s ability to manage supply chain disruptions and cost increases related to inflation; Primo Water’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar, the British pound sterling, the Euro and the Canadian dollar; the impact on Primo Water’s financial results from uncertainty in the financial markets and other adverse changes in general economic conditions, including inflation and interest rates; any disruption to production at Primo Water’s manufacturing facilities; Primo Water’s ability to maintain access to its water sources; the impact of climate change on Primo Water’s business; Primo Water’s ability to protect its intellectual property; the seasonal nature of Primo Water’s business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature, such as the Russia/Ukraine war or the Israel/Hamas war; the impact of a pandemic, such as COVID-19, related government actions and Primo Water’s strategy in response thereto on our business; Primo Water’s ability to fully realize the potential benefit of the transaction or other strategic opportunities that it pursues; Primo Water’s ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo Water’s exposure to intangible asset risk; Primo Water’s ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo Water’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo Water’s borrowing costs; Primo Water’s ability to recruit, retain and integrate new management; Primo Water’s ability to renew its collective bargaining agreements from time to time on satisfactory terms; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo Water’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Primo Water operates; Primo Water’s ability to adequately address the challenges and risks associated with its international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo Water’s tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; disruptions in Primo Water’s information systems; Primo Water’s ability to securely maintain its customers’ confidential or credit card information, or other private data relating to Primo Water’s employees or the Company; Primo Water’s ability to maintain its quarterly dividend; or credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Water’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Water does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

PRIMO WATER CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022

Revenue, net	$438.7	$405.1	$1,771.8	$1,693.2
Cost of sales	154.8	156.4	634.8	674.0
Gross profit	283.9	248.7	1,137.0	1,019.2
Selling, general and administrative expenses	250.0	221.3	976.0	883.8
Loss on disposal of property, plant and equipment, net	5.3	3.3	9.1	7.4
Acquisition and integration expenses	3.5	2.6	9.5	12.1
Impairment charges	–	–	–	11.2
Gain on sale of property	(15.7)	(38.8)	(21.0)	(38.8)
Operating income	40.8	60.3	163.4	143.5
Other expense (income), net	4.9	(2.2)	1.2	(2.5)
Interest expense, net	16.6	18.2	71.4	67.8
Income from continuing operations before income taxes	19.3	44.3	90.8	78.2
Income tax expense	6.0	9.5	27.0	19.5
Net income from continuing operations	$13.3	$34.8	$63.8	$58.7
Net income (loss) from discontinued operations, net of income taxes	164.3	22.7	174.3	(29.1)
Net income	$177.6	$57.5	$238.1	$29.6

Net income (loss) per common share
Basic:
Continuing operations	$0.08	$0.22	$0.40	$0.36
Discontinued operations	$1.03	$0.14	$1.09	$(0.18)
Net income	$1.11	$0.36	$1.49	$0.18
Diluted:
Continuing operations	$0.08	$0.22	$0.40	$0.36
Discontinued operations	$1.03	$0.14	$1.08	$(0.18)
Net income	$1.11	$0.36	$1.48	$0.18

Weighted-average common shares outstanding (in thousands)
Basic	159,471	159,857	159,452	160,763
Diluted	160,523	161,061	160,619	161,885

PRIMO WATER CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	December 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$507.9	$78.8
Accounts receivable, net of allowance of $12.7 ($12.1 as of December 31, 2022)	156.0	170.7
Inventories	47.3	65.3
Prepaid expenses and other current assets	26.0	35.9
Current assets of discontinued operations	128.7	187.3
Total current assets	865.9	538.0
Property, plant and equipment, net	556.5	549.5
Operating lease right-of-use-assets	136.0	143.2
Goodwill	1,004.6	997.2
Intangible assets, net	714.2	723.8
Other long-term assets, net	20.2	25.9
Long-term assets of discontinued operations	225.6	689.4
Total assets	$3,523.0	$3,667.0
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$–	$205.8
Current maturities of long-term debt	14.2	10.9
Accounts payable and accrued liabilities	276.4	282.6
Current operating lease obligations	25.6	26.6
Current liabilities of discontinued operations	109.9	164.7
Total current liabilities	426.1	690.6
Long-term debt	1,270.8	1,252.3
Operating lease obligations	124.0	127.6
Deferred tax liabilities	144.2	142.5
Other long-term liabilities	64.4	55.4
Long-term liabilities of discontinued operations	52.2	115.7
Total liabilities	2,081.7	2,384.1
Equity
Common shares, no par value -159,480,638 shares issued (December 31, 2022 - 159,752,299 shares issued)	1,288.6	1,283.2
Additional paid-in-capital	90.6	91.3
Retained earnings (accumulated deficit)	167.2	(9.4)
Accumulated other comprehensive loss	(105.1)	(82.2)
Total Primo Water Corporation equity	1,441.3	1,282.9
Total liabilities and equity	$3,523.0	$3,667.0

PRIMO WATER CORPORATION	EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022

Cash flows from operating activities:
Net income	$177.6	$57.5	$238.1	$29.6
Net income (loss) from discontinued operations, net of income taxes	164.3	22.7	174.3	(29.1)
Net income from continuing operations	$13.3	$34.8	$63.8	$58.7
Adjustments to reconcile net income from continuing operations to cash flows from operating activities:
Depreciation and amortization	49.7	46.1	193.3	182.0
Amortization of financing fees	0.9	0.8	3.4	3.3
Share-based compensation expense	8.0	6.7	14.1	16.4
Provision for deferred income taxes	(4.6)	9.6	1.5	17.3
Impairment charges	–	–	–	11.2
Loss on disposal of property, plant and equipment, net	5.3	3.3	9.1	7.4
Gain on sale of property	(15.7)	(38.8)	(21.0)	(38.8)
Other non-cash items	8.7	6.0	4.1	6.0
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	19.4	16.2	15.2	(2.6)
Inventories	2.6	2.9	7.2	(9.4)
Prepaid expenses and other current assets	(2.7)	(9.8)	3.0	(4.4)
Other assets	0.2	(3.0)	(0.7)	(3.7)
Accounts payable and accrued liabilities and other liabilities	(18.1)	(8.4)	(3.8)	(5.1)
Net cash provided by operating activities from continuing operations	67.0	66.4	289.2	238.3
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(10.0)	(6.0)	(34.6)	(10.3)
Additions to property, plant and equipment	(35.7)	(43.5)	(139.2)	(162.1)
Additions to intangible assets	(2.0)	–	(8.5)	(6.7)
Proceeds from sale of property, plant and equipment	–	2.0	0.4	2.7
Proceeds from sale of property	22.3	50.3	31.0	50.3
Other investing activities	0.8	0.7	3.6	(1.0)
Net cash (used in) provided by investing activities from continuing	(24.6)	3.5	(147.3)	(127.1)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(2.8)	(3.4)	(11.5)	(12.1)
Proceeds from short-term borrowings	–	15.0	116.0	37.0
Payments on short-term borrowings	(132.0)	(51.0)	(313.0)	(51.0)
Issuance of common shares	0.4	0.4	6.1	2.5
Common shares repurchased and canceled	(3.6)	(14.7)	(26.0)	(27.7)
Dividends paid to common and preferred shareholders	(13.1)	(11.2)	(51.7)	(45.4)
Payment of contingent consideration for acquisitions	(0.2)	(1.2)	(1.5)	(3.5)
Other financing activities	(1.2)	8.8	(8.8)	8.8
Net cash used in financing activities from continuing operations	(152.5)	(57.3)	(290.4)	(91.4)
Cash flows from discontinued operations:
Operating activities of discontinued operations	24.1	32.2	61.1	43.3
Investing activities of discontinued operations	520.7	(8.1)	488.3	(54.4)
Financing activities of discontinued operations	(4.5)	(12.2)	4.6	(11.4)
Net cash provided by (used in) discontinued operations	540.3	11.9	554.0	(22.5)
Effect of exchange rate changes on cash	2.5	2.6	2.4	(3.1)
Net increase (decrease) in cash, cash equivalents and restricted cash	432.7	27.1	407.9	(5.8)
Cash and cash equivalents and restricted cash, beginning of period	97.8	95.5	122.6	128.4
Cash and cash equivalents and restricted cash, end of period	$530.5	$122.6	$530.5	$122.6
Cash and cash equivalents and restricted cash of discontinued operations, end of period	22.6	43.8	22.6	43.8
Cash and cash equivalents and restricted cash of continuing operations, end of period	$507.9	$78.8	$507.9	$78.8

PRIMO WATER CORPORATION	EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended December 30, 2023
	North America	Other	Total
Revenue, net
Water Direct/Water Exchange	$333.8	$–	$333.8
Water Refill/Water Filtration	57.3	–	57.3
Other Water	15.1	–	15.1
Water Dispensers	11.6	–	11.6
Other	20.8	0.1	20.9
Total	$438.6	$0.1	$438.7

Gross profit	$283.8	$0.1	$283.9
Gross margin %	64.7%	100.0%	64.7%
Selling, general and administrative expenses	$232.5	$17.5	$250.0
SG&A % of revenue	53.0%	NM	57.0%
Operating income (loss)	$59.9	$(19.1)	$40.8
Depreciation and amortization	$49.4	$0.3	$49.7

	For the Three Months Ended December 31, 2022
	North America	Other	Total
Revenue, net
Water Direct/Water Exchange	$309.3	$–	$309.3
Water Refill/Water Filtration	49.9	–	49.9
Other Water	8.0	–	8.0
Water Dispensers	14.1	–	14.1
Other	23.7	0.1	23.8
Total	$405.0	$0.1	$405.1

Gross profit	$248.6	$0.1	$248.7
Gross margin %	61.4%	100.0%	61.4%
Selling, general and administrative expenses	$206.8	$14.5	$221.3
SG&A % of revenue	51.1%	NM	54.6%
Operating income (loss)	$74.5	$(14.2)	$60.3
Depreciation and amortization	$45.8	$0.3	$46.1

	For the Fiscal Year Ended December 30, 2023
	North America	Other	Total
Revenue, net
Water Direct/Water Exchange	$1,345.3	$–	$1,345.3
Water Refill/Water Filtration	226.9	–	226.9
Other Water	51.9	–	51.9
Water Dispensers	57.5	–	57.5
Other	89.6	0.6	90.2
Total	$1,771.2	$0.6	$1,771.8

Gross profit	$1,136.4	$0.6	$1,137.0
Gross margin %	64.2%	100.0%	64.2%
Selling, general and administrative expenses	$919.7	$56.3	$976.0
SG&A % of revenue	51.9%	NM	55.1%
Operating income (loss)	$222.2	$(58.8)	$163.4
Depreciation and amortization	$191.9	$1.4	$193.3

	For the Fiscal Year Ended December 31, 2022
	North America	Other	Total
Revenue, net
Water Direct/Water Exchange	$1,242.8	$7.4	$1,250.2
Water Refill/Water Filtration	192.0	–	192.0
Other Water	73.8	–	73.8
Water Dispensers	70.5	–	70.5
Other	106.5	0.2	106.7
Total	$1,685.6	$7.6	$1,693.2

Gross profit	$1,013.5	$5.7	$1,019.2
Gross margin %	60.1%	75.0%	60.2%
Selling, general and administrative expenses	$830.8	$53.0	$883.8
SG&A % of revenue	49.3%	NM	52.2%
Operating income (loss)	$203.7	$(60.2)	$143.5
Depreciation and amortization	$179.6	$2.4	$182.0

PRIMO WATER CORPORATION	EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended December 30, 2023
	North America	Other	Primo
Change in revenue	$33.6	$–	$33.6
Impact of foreign exchange (a)	0.1	–	0.1
Change excluding foreign exchange	$33.7	$–	$33.7
Percentage change in revenue	8.3%	–%	8.3%
Percentage change in revenue excluding foreign exchange	8.3%	–%	8.3%

	For the Fiscal Year Ended December 30, 2023
	North America	Other	Primo
Change in revenue	$85.6	$(7.0)	$78.6
Impact of foreign exchange (a)	2.4	–	2.4
Change excluding foreign exchange	$88.0	$(7.0)	$81.0
Percentage change in revenue	5.1%	(92.1)%	4.6%
Percentage change in revenue excluding foreign exchange	5.2%	(92.1)%	4.8%

	For the Three Months Ended December 30, 2023
	North America	Other	Primo
Change in gross profit	$35.2	$–	$35.2
Impact of foreign exchange (a)	0.1	–	0.1
Change excluding foreign exchange	$35.3	$–	$35.3
Percentage change in gross profit	14.2%	–%	14.2%
Percentage change in gross profit excluding foreign exchange	14.2%	–%	14.2%

	For the Fiscal Year Ended December 30, 2023
	North America	Other	Primo
Change in gross profit	$122.9	$(5.1)	$117.8
Impact of foreign exchange (a)	1.5	–	1.5
Change excluding foreign exchange	$124.4	$(5.1)	$119.3
Percentage change in gross profit	12.1%	(89.5)%	11.6%
Percentage change in gross profit excluding foreign exchange	12.3%	(89.5)%	11.7%

(a) Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates.

PRIMO WATER CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022

Net income from continuing operations	$13.3	$34.8	$63.8	$58.7
Interest expense, net	16.6	18.2	71.4	67.8
Income tax expense	6.0	9.5	27.0	19.5
Depreciation and amortization	49.7	46.1	193.3	182.0
EBITDA	$85.6	$108.6	$355.5	$328.0

Acquisition and integration costs (a)	3.5	2.6	9.5	12.1
Share-based compensation costs (b)	8.0	6.7	14.1	16.4
COVID-19 costs (c)	–	(0.6)	–	(0.6)
Impairment charges (d)	–	–	–	11.2
Foreign exchange and other losses (gains), net (e)	5.8	(0.9)	5.7	0.9
Loss on disposal of property, plant and equipment, net (f)	5.3	3.3	9.1	7.4
Gain on sale of business (g)	–	(0.3)	–	(0.7)
Gain on sale of property (h)	(15.7)	(38.8)	(21.0)	(38.8)
Other adjustments, net (i)	2.4	8.0	7.8	7.9
Adjusted EBITDA	$94.9	$88.6	$380.7	$343.8

Revenue, net	$438.7	$405.1	$1,771.8	$1,693.2
Adjusted EBITDA margin %	21.6%	21.9%	21.5%	20.3%

		For the Three Months Ended		For the Fiscal Year Ended
	Location in Consolidated Statements of Operations	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
		(Unaudited)		(Unaudited)
(a) Acquisition and integration costs	Acquisition and integration expenses	$3.5	$2.6	$9.5	$12.1
(b) Share-based compensation costs	Selling, general and administrative expenses	8.0	6.7	14.1	16.4
(c) COVID-19 costs	Selling, general and administrative expenses	–	(0.6)	–	(0.6)
(d) Impairment charges	Impairment charges	–	–	–	11.2
(e) Foreign exchange and other losses (gains), net	Other expense (income), net	5.8	(0.9)	5.7	0.9
(f) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	5.3	3.3	9.1	7.4
(g) Gain on sale of business	Other expense (income), net	–	(0.3)	–	(0.7)
(h) Gain on sale of property	Gain on sale of property	(15.7)	(38.8)	(21.0)	(38.8)
(i) Other adjustments, net	Other expense (income), net	(0.9)	(0.2)	(2.3)	(1.4)
	Selling, general and administrative expenses	3.3	8.2	10.1	9.3

PRIMO WATER CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	December 30, 2023	December 31, 2022

Net cash provided by operating activities from continuing operations	$67.0	$66.4
Less: Additions to property, plant, and equipment	(35.7)	(43.5)
Less: Additions to intangible assets	(2.0)	–
Free Cash Flow	$29.3	$22.9

Acquisition and integration cash costs	1.4	1.3
Cash taxes paid for property sales	5.1	–
COVID-19 related cash costs	–	(0.6)
Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.2	0.3
Tariffs refunds related to property, plant, and equipment	0.7	–
Deferral of payroll tax related costs - government programs	–	7.5
Adjusted Free Cash Flow	$36.7	$31.4

	For the Fiscal Year Ended
	December 30, 2023	December 31, 2022

Net cash provided by operating activities from continuing operations	$289.2	$238.3
Less: Additions to property, plant, and equipment	(139.2)	(162.1)
Less: Additions to intangible assets	(8.5)	(6.7)
Free Cash Flow	$141.5	$69.5

Acquisition and integration cash costs	7.0	8.7
Cash taxes paid for property sales	5.9	–
COVID-19 related cash costs	–	(0.6)
Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.3	0.3
Tariffs refunds related to property, plant, and equipment	3.1	–
Deferral of payroll tax related costs - government programs	–	7.5
Adjusted Free Cash Flow	$157.8	$85.4

PRIMO WATER CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited

	For the Three Months Ended		For the Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net income from continuing operations (as reported)	$13.3	$34.8	$63.8	$58.7

Adjustments:
Amortization expense of customer lists	7.7	7.6	30.1	31.5
Acquisition and integration costs	3.5	2.6	9.5	12.1
Share-based compensation costs	8.0	6.7	14.1	16.4
COVID-19 costs	–	(0.6)	–	(0.6)
Impairment charges	–	–	–	11.2
Foreign exchange and other losses (gains), net	5.8	(0.9)	5.7	0.9
Gain on sale of business	–	(0.3)	–	(0.7)
Gain on sale of property	(15.7)	(38.8)	(21.0)	(38.8)
Other adjustments, net	2.4	8.0	7.8	7.9
Tax impact of adjustments (a)	(6.4)	1.5	(10.2)	(11.8)
Adjusted net income from continuing operations	$18.6	$20.6	$99.8	$86.8

Earnings Per Share (as reported)
Net income from continuing operations	$13.3	$34.8	$63.8	$58.7

Basic EPS	$0.08	$0.22	$0.40	$0.36
Diluted EPS	$0.08	$0.22	$0.40	$0.36

Weighted average common shares outstanding (in thousands)
Basic	159,471	159,857	159,452	160,763
Diluted	160,523	161,061	160,619	161,885

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$18.6	$20.6	$99.8	$86.8

Adjusted diluted EPS (Non-GAAP)	$0.12	$0.13	$0.62	$0.54

Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	160,523	161,061	160,619	161,885

(a) The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.

(b) For the periods presented, the non-GAAP diluted weighted average common shares outstanding equaled the reported diluted weighted average common shares outstanding.

18